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                                                                    EXHIBIT 99.2


                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF

                             6 1/2% NOTES DUE 2006

                                      OF

                          THOMAS & BETTS CORPORATION

  This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 6 1/2% Notes due 2006 (the "Old Notes") are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to First Trust of New York, National Association (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Old Notes" in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                 FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION

             By Mail:                      By Overnight Delivery or Hand:
First Trust National Association   First Trust of New York, National Association
          P.O. Box 64485                           100 Wall Street
  St. Paul, Minnesota 55164-9549              New York, New York 10005
     Attn: Specialized Finance                    Attn: Patsy Poole


                  To Confirm by Telephone or for Information:
                                (612) 244-1197
                              Attn: Phyliss Meath

                           Facsimile Transmissions:
                                (612) 244-1145

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED
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Ladies and Gentlemen:

  The undersigned hereby tenders to Thomas & Betts Corporation, a New Jersey corporation (the "Company"), upon the terms and subject to the conditions set
forth in the Prospectus dated       , 1996 (as the same may be amended or
supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old Notes."

Aggregate Principal                      Name(s) of Registered
Amount Tendered: ____________________    Holder(s): __________________________

Certificate No(s).                       Address(es): ________________________
(if available): _____________________
                                         _____________________________________
If Old Notes will be tendered by
book-entry transfer, provide the         _____________________________________
following information:                   Area Code and
                                         Telephone Number(s): ________________
DTC Account Number: _________________
                                         Signature(s): _______________________
Date: _______________________________
                                         _____________________________________


                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association (each, an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

  The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm: _______________________     _____________________________________
                                                 (Authorized Signature)
Address: ____________________________
                                          Title: ______________________________
_____________________________________
                                          Name: _______________________________
_____________________________________            (Please type or print)
                           (Zip Code)

Area Code and Telephone Number: _____     Date: _______________________________

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL
      SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.


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